                                                                    EXHIBIT 99.2



                                  PRESS RELEASE


                                             Contact:   Donald Fleming
For release at 4:30 p.m.                                Senior Vice President
on October 16, 2003                                     Chief Financial Officer

                                             Contact #: (718) 697-2813


ANNOUNCEMENT: STATEN ISLAND BANCORP REPORTS THIRD
              QUARTER 2003 RESULTS

Staten Island, New York - Staten Island Bancorp, Inc. (NYSE: SIB), (the "Company"), the parent holding company for SI Bank & Trust (the "Bank") reported today that net income for the quarter ended September 30, 2003 was $9.8 million or $0.17 per diluted share. This compares to net income of $24.3 million or $0.43 per diluted share for the quarter ended June 30, 2003 and to net income of $45.2 million or $0.78 per diluted share after the $4.7 million cumulative effect of a change in accounting principle for the quarter ended September 30, 2002.

For the nine months ended September 30, 2003, the Company reported net income of $59.5 million or $1.05 per diluted share compared to $75.8 million or $1.30 per diluted share after the $4.7 million cumulative effect of a change in the accounting principle for the nine months ended September 30, 2002.

Commenting on the third quarter results Chairman and Chief Executive Officer, Harry P. Doherty, stated, "After exceptional growth and twelve consecutive quarters of profits, our Mortgage Company reported a loss for the quarter which negatively affected the Company's overall net income. Rising and volatile interest rates were primary contributors to the Mortgage Company's third quarter loss. In light of the current interest rate environment, we are assessing the loan products offered by our Mortgage Company and streamlining its operations to reduce expenses. On a more positive note, the retail banking operations of the Company remain very strong as reflected in our continued growth in retail deposits, loans and related fees. We continue to emphasize our retail banking operations as evidenced by the planned opening of three new branch offices, two in Brooklyn and one in Edison, New Jersey, over the next four to six months."

FINANCIAL HIGHLIGHTS:
--------------------

o For the quarter ended September 30, 2003, the Company's mortgage banking subsidiary, SIB Mortgage Corp. (the "Mortgage Company"), recorded a net loss of $1.5 million. This compares to net income of $17.4 million for the quarter ended September 30, 2002 and to net income of $12.2 million for the quarter ended June 30, 2003.

   On the linked quarter basis, the $13.7 million decrease in net income for the Mortgage Company was primarily the result of a decrease in net gains on loan sales of $9.1 million and an increase in other expenses of $15.2 million, which were partially offset by an increase in loan fees of $2.2 million.

   Net gains on loan sales of the Mortgage Company amounted to $106.2 million in the quarter ended September 30, 2003 compared to $115.3 million in the quarter ended June 30, 2003, and $55.8 million in the quarter ended September 30, 2002. While the total volume of loans sold by the Mortgage Company increased to $5.2 billion for the current quarter from $4.3 billion in the previous quarter, the average gross "realized" margins on loans sold decreased to 2.09% in the current quarter compared to 2.60% in the quarter ended June 30, 2003. The decrease in margins on loans sold by the Mortgage Company during the third quarter of 2003 primarily reflects significantly lower margins realized on the sale of adjustable rate mortgage ("ARM") loans. ARM loans constituted approximately 20.9% of the loans sold by the Mortgage Company during the quarter and had an average margin of 1.04%. As a result of volatility in the T-bill rate during the quarter, which increased by 109 basis points from the end of June to the end of August before decreasing during September, the Mortgage Company's profit margin on ARMs was adversely affected while the volume of new ARM loans increased due to additional consumer preference for the ARM product. The Mortgage Company is taking certain steps in its effort to improve the margins on future ARM sales by adjusting its pricing to consumers and by arranging for additional sources, including Fannie Mae to purchase its ARM loans at more acceptable margins.

   The increase of $15.2 million in operating expenses on a linked quarter basis for the Mortgage Company was primarily the result of a $9.8 million increase in commission expense, a $2.6 million increase in payroll costs and a $1.3 million increase in direct loan costs. All of these costs are volume driven and the increases reflect an increase of approximately $900 million in the volume of loans sold in the third quarter compared to the June 30, 2003 quarter.

   The increase of $2.2 million in loan fees on a linked quarter basis is a result of the record volume of loan originations in the third quarter of 2003.

   Based on a lower pipeline of $4.4 billion at September 30, 2003 and current application levels, it is anticipated that the volume of loans sold will be approximately $3.5 billion in the fourth quarter of 2003. However, the results of the Mortgage Company may continue to be adversely affected by volatility in market rates of interest on residential mortgage loans, decreasing volume of new mortgage loan applications, particularly for mortgage loan refinancings (which currently constitute approximately 53% of the Mortgage Company's total originations), and changes in overall product mix that could further decrease realized margins. The Mortgage Company continues to review its current operations, procedures and product mix in its efforts to return to profitability in the current environment. Including implementation of certain staff reductions based on actual and anticipated changes in volumes.

o The Company's interest income decreased slightly to $51.3 million in the third quarter 2003 from $52.3 million during the third quarter of 2002. This decrease reflects the current interest rate environment, which continues to adversely affect the Company's net interest margins and spreads, which have offset an increase in the Company's average amount of interest earning assets in the quarter ended September 30, 2003. Average interest earning assets increased $624 million or 10.0% from $6.3 billion for the third quarter of 2002 to $6.9 billion for the third quarter of 2003. The Company's interest rate spread and net interest margins decreased to 2.67% and 2.95%, respectively, for the third quarter of 2003 compared to 2.95% and 3.28%, respectively, for the second quarter of 2003 and 2.95% and 3.31%, respectively, for the third quarter of 2002. In the third quarter of 2003, net interest rate spreads and margins were negatively impacted by the continued high level of repayments on the Company's higher yielding loans and on loans underlying certain mortgage-backed securities. Total repayments on the Company's loan portfolio amounted to $611.2 million in the third quarter of 2003 compared to $467.8 million in the second quarter of 2003. Income for the quarter ended September 30, 2003 includes the regular quarterly dividend from the Federal Home Loan Bank of New York ("FHLBNY") in the amount of $1.2 million. The FHLBNY has informed its shareholders that it will suspend the dividend for the fourth quarter of 2003.

o As a result of the Bank's favorable position it its core market of Staten Island, as well as the Bank's recent expansion efforts in New Jersey and Brooklyn, retail deposit growth, particularly in low costing core deposits, has continued to be strong during the first nine months of 2003. Core deposits, which consist of savings, NOW, DDA and money market accounts, increased $263.4 million or 11.2% during the nine months ended September 30, 2003 and represent 68.0% of total deposits at September 30, 2003. The increase of the Bank's retail deposit base, which has increased the volume of fee-related transactions, also contributed to a $195 thousand or 5.0% increase in service and fee income for the quarter ended September 30, 2003 compared to the quarter ended September 30, 2002. Time certificates of deposit increased $128.1 million or 11.6% from December 31, 2002 to September 30, 2003. This increase resulted from an increase in brokered certificates of deposit of $193.9 million, which was partially offset by a reduction in retail certificates of deposit of $65.8 million during the same period.

o The Company's return on average equity was 12.69% for the nine months ended September 30, 2003. The Company's tangible book value per share increased to $9.70 at September 30, 2003 compared $9.61 at June 30, 2003 and $9.23 at December 31, 2002.

o Total other expenses for the Company's community banking segment, that is other expenses at the Bank only, were flat at $22.0 million on a linked quarter basis.

o The Company's total assets were $7.6 billion at September 30, 2003, an increase of $619.0 million or 8.9% compared to total assets of $6.9 billion at December 31, 2002. This nine-month growth resulted primarily from a $413.4 million or 23.9% increase in loans held for sale and a $241.1 million increase securities available for sale. Loans held for sale were $2.1 billion and loans, net were $3.4 billion at September 30, 2003. This growth was funded primarily by a $391.5 million or 11.3% increase in total deposits and a $204.6 million or 7.4% increase in borrowed funds during the first nine months of 2003. Borrowed funds were $3.0 billion or 39.2% of total assets at September 30, 2003, as compared to $ 2.8 billion or 39.8% of total assets at December 31, 2002.

o The Company's stockholders' equity was $627.1 million at September 30, 2003, an increase of $12.8 million as compared to December 31, 2002. This increase primarily reflects the increase resulting from net income for the nine months ended September 30, 2003, which was partially offset by the impact of stock repurchase transactions and dividends. Tangible equity to assets was 7.50% at September 30, 2003. During the nine months ended September 30, 2003, the Company has repurchased an aggregate of 2,063,056 shares of its common stock for $35.6 million or an average of $17.23 per share.

ASSET QUALITY
-------------

o Overall asset quality at the Company continued to be strong at September 30, 2003 as non-accruing assets totaled $29.6 million, representing an increase of $3.4 million compared to total non-accrual assets of $26.2 million at June 30, 2003. Non-accruing assets at September 30, 2003 consisted of $25.9 million in non-accruing loans and $3.7 million of other real estate owned ("OREO"). This compares to $23.3 million in non-accruing loans and $2.9 million of OREO at June 30, 2003. Non-accruing loans at September 30, 2003 consisted of $17.1 million in single-family residential mortgage loans, $4.6 million of commercial real estate loans, $2.5 million of construction and land loans and $1.7 million of other loans. Net loan charge-offs for the third quarter of 2003 amounted to $3.1 million compared to $0.6 million for the second quarter of 2003. The increase in net loan charge-offs of $2.5 million was the result of managements' decision to sell the Company's entire portfolio of approximately $20 million of mobile home loans. These loans are to be sold for a loss of approximately $2.6 million and were transferred to loans held for sale at the anticipated sales price. The sale of these loans is expected to close in the fourth quarter of 2003.

o The Company's allowance for loan losses was $24.0 million or 93.0% of total non-accruing loans at September 30, 2003, compared to $25.3 million or 108.3% of non-accruing loans at June 30, 2003 and $23.9 million or 149.5% of non-accruing loans at September 30, 2002. In determining the appropriate level of the allowance for loan losses, the Company on a quarterly basis reviews the mix and volume of the loan portfolio and its inherent risks, the level and type of non-accruing loans and delinquencies, historical loss experience, local and national economic conditions including the direction of real estate values and current trends in regulatory supervision. Based on this review, management deemed it appropriate to make a $1.9 million provision for loan losses in the third quarter of 2003. While no assurance can be given that future charge-offs or additional provisions over the current level will be necessary, management believes, based on its ongoing review and the current level of non-accruing loans and delinquencies, that the current level of the allowance for loan losses is adequate. During the fourth quarter of 2002, a separate Representation and Warranty Reserve was established to provide for loans held for sale by the Mortgage Company that do not meet secondary market standards. The balance in this reserve at September 30, 2003 was $4.8 million. Prior to the establishment of this reserve, losses from the periodic sales of these assets were provided for within the allowance for loan losses. Of the Company's $25.9 million of non-accruing loans at September 30, 2003, $3.7 million were loans included in the held for sale category.

                                      * * *

   "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in the Company's Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such are "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts", "forecasts," "potential" or "continue" or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

                                     * * *

   Staten Island Bancorp, Inc. is the holding company for SI Bank & Trust. SI Bank & Trust was chartered in 1864 and currently operates 17 full service branches and three limited service branches on Staten Island, New York, three full service branches in Brooklyn, New York and 15 full service branches in New Jersey. SI Bank & Trust also operates SIB Mortgage Corp., a wholly owned subsidiary of SI Bank & Trust, which conducts business under the name of Ivy Mortgage in 42 states. The Company reports its operations based on two segments, Community Banking (consisting primarily of the traditional retail banking operations provided by the Bank) and Mortgage Banking (consisting primarily of the Mortgage Company's operations). On September 30, 2003, Staten Island Bancorp had $7.6 billion in total assets and $627.1 million of stockholders' equity.

   For additional information on our Company including the Company's filings with the Securities and Exchange Commission, please visit our website at WWW.SIBK.COM.
   -------------

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                                         FOR THE THREE MONTHS ENDED             FOR THE NINE MONTHS ENDED
                                                                SEPTEMBER 30,                          SEPTEMBER 30,
                                                     --------------------------------       ---------------------------------------
                                                                             INCREASE                                   INCREASE
                                                      2003         2002     (DECREASE)      2003          2002         (DECREASE)
                                                     -------      -------   ----------     ------       -------        ----------
                                                               (000's omitted, except per share and share data)
INTEREST INCOME:
  Loans                                             $ 81,640     $ 79,552    $ 2,088     $ 247,945     $ 225,190      $ 22,755
  Securities available for sale                       11,067       20,761     (9,694)       35,976        68,602       (32,626)
  Federal funds sold                                     371          322         49         1,259         1,020           239
                                                     -------      -------     ------       -------       -------        ------
     Total interest income                            93,078      100,635     (7,557)      285,180       294,812        (9,632)
                                                     -------      -------     ------       -------       -------        ------

INTEREST EXPENSE:
  Savings and escrow accounts                          2,560        4,285     (1,725)        8,662        13,686        (5,024)
  Certificates of deposits                             7,586        9,837     (2,251)       23,006        29,994        (6,988)
  Money market and NOW accounts                        3,544        4,423       (879)       11,288        11,765          (477)
  Borrowed funds                                      28,131       29,821     (1,690)       83,802        86,340        (2,538)
                                                     -------      -------     ------       -------       -------        ------
     Total interest expense                           41,821       48,366     (6,545)      126,758       141,785       (15,027)
                                                     -------      -------     ------       -------       -------        ------
  Net interest income                                 51,257       52,269     (1,012)      158,422       153,027         5,395
  PROVISION FOR LOAN LOSSES                            1,894        3,349     (1,455)        5,523         9,839        (4,316)
                                                     -------      -------     ------       -------       -------        ------
  Net interest income after provision for
    loan losses                                       49,363       48,920        443       152,899       143,188         9,711

OTHER INCOME (LOSS):
  Service and fee income                               4,143        3,948        195        12,019        10,819         1,200
  Net gains on loan sales                            104,728       55,293     49,435       304,289       127,477       176,812
  Unrealized gain (loss) on
    derivative transactions                           (4,123)      14,033    (18,156)        1,341        13,013       (11,672)
  Loan fees                                           15,718        7,252      8,466        40,650        19,095        21,555
  Other Income                                         1,931        1,917         14         5,766         8,626        (2,860)
  Securities transactions                                 45        1,512     (1,467)          358         2,111        (1,753)
                                                     -------      -------     ------       -------       -------        ------
                                                     122,442       83,955     38,487       364,423       181,141       183,282

OTHER EXPENSES:
  Personnel                                           31,961        9,905     22,056        86,999        71,134        15,865
  Commissions                                         88,980       33,735     55,245       230,134        75,479       154,655
  Occupancy and equipment                              5,757        4,079      1,678        16,387        11,506         4,881
  Amortization of intangible assets                      145          138          7           434           436            (2)
  Data processing                                      2,046        1,643        403         5,729         5,016           713
  Marketing                                            1,980        1,322        658         6,271         3,814         2,457
  Professional fees                                    4,462        2,978      1,484        14,013         8,697         5,316
  Other                                               19,577       10,369      9,208        53,843        28,149        25,694
                                                     -------      -------     ------       -------       -------        ------
     Total other expenses                            154,908       64,169     90,739       413,810       204,231       209,579
                                                     -------      -------     ------       -------       -------        ------
  Income before provision for income taxes            16,897       68,706    (51,809)      103,512       120,098       (16,586)

  PROVISION FOR INCOME TAXES                           7,074       28,230    (21,156)       43,978        49,013        (5,035)
                                                     -------      -------     ------       -------       -------        ------
     Income before cumulative effect of
       accounting change                               9,823       40,476    (30,653)       59,534        71,085       (11,551)
     Cumulative effect of change in
       accounting principle, net of tax                  -          4,731     (4,731)          -           4,731        (4,731)
                                                     -------      -------     ------       -------       -------        ------
     NET INCOME                                      $ 9,823     $ 45,207   $(35,384)     $ 59,534      $ 75,816      $(16,282)
                                                     -------      -------     ------       -------       -------        ------
                                                     -------      -------     ------       -------       -------        ------


EARNINGS PER SHARE BEFORE CUMULATIVE
  EFFECT OF ACCOUNTING CHANGE:
  Basic                                              $  0.18      $  0.73                  $  1.09       $ 1.27
  Fully Diluted                                      $  0.17      $  0.70                  $  1.05       $ 1.21

EARNINGS PER SHARE AFTER CUMULATIVE
  EFFECT OF ACCOUNTING CHANGE:
  Basic                                              $  0.18      $  0.81                  $  1.09       $ 1.35
  Fully Diluted                                      $  0.17      $  0.78                  $  1.05       $ 1.30

DIVIDENDS DECLARED                                   $  0.14      $  0.12                  $  0.40       $ 0.33

                                       5A

CONSOLIDATED STATEMENTS OF CONDITION (UNAUDITED)

                                                           SEPTEMBER 30, 2003       DECEMBER 31, 2002         INCREASE (DECREASE)
                                                          ------------------       -----------------         -------------------
                                                                                   (000'S OMITTED)
ASSETS:
  Cash and due from banks                                     $  125,407               $  137,085                    $ (11,678)
  Federal funds sold                                             184,000                  237,000                      (53,000)
  Securities available for sale                                1,152,574                  911,432                      241,142
  Federal Home Loan Bank of NY capital stock                     106,900                  112,150                       (5,250)
  Loans, net of allowance for loan losses of $24,038
     in 2003 and $22,773 in 2002                               3,442,593                3,422,492                       20,101
  Loans held for sale                                          2,143,278                1,729,890                      413,388
  Accrued interest receivable                                     22,896                   23,976                       (1,080)
  Bank premises and equipment, net                                52,031                   47,545                        4,486
  Intangible assets, net                                          57,056                   57,881                         (825)
  Other assets                                                   267,354                  255,644                       11,710
                                                              ----------               ----------                     --------
     TOTAL ASSETS                                             $7,554,089               $6,935,095                     $618,994
                                                              ==========               ==========                     ========

     LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
  Due Depositors-
    Savings                                                   $1,131,251               $1,045,767                     $ 85,484
    Certificates of deposit                                    1,233,462                1,105,370                      128,092
    Money market                                                 753,753                  639,037                      114,716
    NOW accounts                                                 153,834                  134,450                       19,384
    Demand deposits                                              583,293                  539,510                       43,783
                                                              ----------               ----------                     --------
     Total deposits                                            3,855,593                3,464,134                      391,459
  Borrowed funds                                               2,961,507                2,756,927                      204,580
  Advances from borrowers for taxes and insurance                 28,605                   23,537                        5,068
  Accrued interest and other liabilities                          81,270                   76,229                        5,041
                                                              ----------               ----------                     --------
     TOTAL LIABILITIES                                         6,926,975                6,320,827                      606,148
                                                              ----------               ----------                     --------
STOCKHOLDERS' EQUITY:
  Common stock, par value $.01 per share, 100,000,000
     shares authorized, 90,260,624 issued and
     58,755,994 outstanding at September 30, 2003
     and 90,260,624 issued and 60,269,397 outstanding
     at December 31, 2002                                            903                      903                         -
  Additional paid-in-capital                                     588,155                  586,405                        1,750
  Retained earnings                                              429,287                  391,739                       37,548
  Unallocated common stock held by ESOP                          (26,782)                 (27,468)                         686
  Unearned common stock held by RRP                               (3,917)                  (8,894)                       4,977
  Treasury stock (31,504,630 shares at September 30, 2003
     and 29,991,227 at December 31, 2002), at cost              (369,178)                (339,982)                     (29,196)
                                                              ----------               ----------                     --------
                                                                 618,468                  602,703                       15,765
  Accumulated other comprehensive income, net of taxes             8,646                   11,565                       (2,919)
                                                              ----------               ----------                     --------
     Total stockholders' equity                                  627,114                  614,268                       12,846
                                                              ----------               ----------                     --------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $ 7,554,089              $ 6,935,095                   $  618,994
                                                             ===========              ===========                   ==========

SELECTED DATA (UNAUDITED)


                                                       AT OR FOR THE THREE MONTHS       AT OR FOR THE NINE MONTHS
                                                          ENDED SEPTEMBER 30,               ENDED SEPTEMBER 30,
                                                     -------------------------------  ---------------------------------
                                                          2003            2002             2003            2002
                                                        ---------       ---------        ---------       ---------
                                                              (Dollars in thousands, except per share data)
PERFORMANCE RATIOS:
------------------
Return on average assets                                      0.52%           2.64%            1.09%           1.58%
Return on average equity                                      6.17%          29.93%           12.69%          17.53%

EARNINGS PER SHARE
Earnings per share - Fully diluted                         $   0.17        $   0.78          $  1.05        $   1.30

Average interest-earning assets to
   average interest-bearing liabilities                     111.90%         111.71%          112.35%         112.64%
Interest rate spread                                          2.67%           2.95%            2.88%           3.04%
Net interest margin                                           2.95%           3.31%            3.19%           3.44%
Noninterest expenses, exclusive of
   amortization of intangible assets, to
   average assets                                             8.12%           3.74%            7.60%           4.24%
Efficiency ratio                                             89.12%          47.53%           79.11%          61.35%

CAPITAL AND OTHER RATIOS:
------------------------
Average equity to average assets                              8.35%           8.81%            8.63%           8.99%
Tangible equity to assets at end of
   period                                                     7.50%           7.60%            7.50%           7.60%
Total capital to risk-weighted assets                        13.62%          13.68%           13.62%          13.68%
Tangible book value per share                              $   9.70        $   8.84         $   9.70        $   8.84

ASSET QUALITY:
-------------
Non-accruing loans and real estate owned
   to total assets at end of the period                       0.39%           0.35%            0.39%           0.35%
Allowance for loan losses to
   non-accruing loans at end of period                       92.98%         149.47%           92.98%         149.47%
Allowance for loan losses to total loans
   at end of period                                           0.44%           0.50%            0.44%           0.50%
Non-accruing loans                                         $ 25,852        $ 15,995         $ 25,852        $ 15,995
Non-accruing loans and real estate owned                   $ 29,613        $ 23,836         $ 29,613        $ 23,836
Allowance for loan losses                                  $ 24,038        $ 23,908         $ 24,038        $ 23,908

                             SEGMENT REPORTING TABLE
             FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002

                                                      -----------------------------------------------------------------------
                                                                                      QUARTER ENDED
                                                                                    SEPTEMBER 30, 2003
                                                                                     (000'S OMITTED)
                                                                                        UNAUDITED
                                                      -----------------------------------------------------------------------
                                                                              COMMUNITY       ELIMINATION OF
                                                        MORTGAGE BANKING       BANKING      INTERSEGMENT ITEMS         TOTAL
                                                        ----------------       -------      ------------------         -----
Interest income                                        $ 31,492              $ 77,479           $ (15,893)          $ 93,078
Interest expense                                         19,283                38,431             (15,893)            41,821
                                                         -------              -------             -------            -------
Net Interest income                                      12,209                39,048                -                51,257
Provision for loan losses                                  -                    1,894                -                 1,894
Other income (loss):
  Service and fee income                                   -                    7,425              (3,282)             4,143
  Net gains on loan sales                               106,167                 1,349              (2,788)           104,728
  Unrealized gain (loss) on derivative transactions        (498)               (3,625)               -                (4,123)
  Loan fees                                              15,651                    67                -                15,718
  Other income                                             -                    1,931                -                 1,931
  Securities transactions                                  -                       45                -                    45
                                                         -------              -------             -------            -------
Total other income                                       121,320                7,192              (6,070)           122,442
Other expenses                                           136,144               22,046              (3,282)           154,908
                                                         -------              -------             -------            -------
Income before provision for income taxes                  (2,615)              22,300              (2,788)            16,897
Provision (credit) for income taxes                       (1,085)               9,191              (1,032)             7,074
                                                         -------              -------             -------            -------
Net income (loss)                                        $(1,530)             $13,109             $(1,756)           $ 9,823
                                                         =======              =======             =======            =======

                                                      -----------------------------------------------------------------------
                                                                                      QUARTER ENDED
                                                                                    SEPTEMBER 30, 2002
                                                                                     (000'S OMITTED)
                                                                                  UNAUDITED AND RESTATED
                                                      -----------------------------------------------------------------------
                                                                              COMMUNITY       ELIMINATION OF
                                                        MORTGAGE BANKING       BANKING      INTERSEGMENT ITEMS         TOTAL
                                                        ----------------       -------      ------------------         -----
Interest income                                          $22,800              $93,433            $(15,598)          $100,635
Interest expense                                          17,026               46,938             (15,598)            48,366
                                                         -------              -------            --------           --------
Net Interest income                                        5,774               46,495                 -               52,269
Provision for loan losses                                  3,119                  230                 -                3,349
Other income (loss):
  Service and fee income                                    -                   3,948                 -                3,948
  Net gains on loan sales                                 55,781                  792              (1,280)            55,293
  Unrealized gain on derivative transactions              14,033                 -                                    14,033
  Loan fees                                                7,153                   99                 -                7,252
  Other income                                              -                   1,917                                  1,917
  Securities transactions                                   -                   1,512                 -                1,512
                                                         -------              -------            --------           --------
Total other income                                        76,967                8,268              (1,280)            83,955
Other expenses                                            57,937                6,232                 -               64,169
                                                         -------              -------            --------           --------
Income before provision for income taxes                  21,685               48,301              (1,280)            68,706
Provision for income taxes                                 9,000               19,704                (474)            28,230
                                                         -------              -------            --------           --------
Income before cumulative effect of accounting
  change                                                  12,685               28,597                (806)            40,476
Cumulative effect of change in accounting
  principle, net of tax                                    4,731                 -                   -                 4,731
                                                         -------              -------            --------           --------
Net income                                               $17,416              $28,597            $   (806)          $ 45,207
                                                         =======              =======            ========           ========

                                      -6B-

                             SEGMENT REPORTING TABLE
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002

                                                      -----------------------------------------------------------------------
                                                                                    NINE MONTHS ENDED
                                                                                   SEPTEMBER 30, 2003
                                                                                     (000'S OMITTED)
                                                                                        UNAUDITED
                                                      --------------------------------------------------------------------
                                                                              COMMUNITY       ELIMINATION OF
                                                        MORTGAGE BANKING       BANKING      INTERSEGMENT ITEMS     TOTAL
                                                        ----------------       -------      ------------------   ---------
Interest income                                            $ 91,896            $240,020         $(46,736)        $285,180
Interest expense                                             55,347             118,147          (46,736)         126,758
                                                           --------            --------         --------         --------
Net Interest income                                          36,549             121,873              -            158,422
Provision for loan losses                                      -                  5,523              -              5,523
Other income (loss):
  Service and fee income                                       -                 21,287           (9,268)          12,019
  Net gains on loan sales                                   309,733                 417           (5,861)         304,289
  Unrealized gain (loss) on derivative transactions           3,074              (1,733)             -              1,341
  Loan fees                                                  40,494                 156              -             40,650
  Other income                                                 -                  5,766              -              5,766
  Securities transactions                                      -                    358              -                358
                                                           --------            --------         --------         --------
Total other income                                          353,301              26,251          (15,129)         364,423
Other expenses                                              356,320              66,758           (9,268)         413,810
                                                           --------            --------         --------         --------
Income before provision for income taxes                     33,530              75,843           (5,861)         103,512
Provision for income taxes                                   13,795              32,352           (2,169)          43,978
                                                           --------            --------         --------         --------
Net income                                                 $ 19,735            $ 43,491         $ (3,692)        $ 59,534
                                                           ========            ========         ========         ========

                                                      --------------------------------------------------------------------
                                                                                    NINE MONTHS ENDED
                                                                                   SEPTEMBER 30, 2002
                                                                                     (000'S OMITTED)
                                                                                        UNAUDITED
                                                      --------------------------------------------------------------------
                                                                              COMMUNITY       ELIMINATION OF
                                                        MORTGAGE BANKING       BANKING      INTERSEGMENT ITEMS       TOTAL
                                                        ----------------       -------      ------------------     --------
Interest income                                            $ 68,074            $270,194          $(43,456)         $294,812
Interest expense                                             46,397             138,844           (43,456)          141,785
                                                           --------            --------          --------          --------
Net Interest income                                          21,677             131,350               -             153,027
Provision for loan losses                                     7,709               2,130               -               9,839
Other income (loss):
  Service and fee income                                       -                 10,819               -              10,819
  Net gains on loan sales                                   136,075                 347            (8,945)          127,477
  Unrealized gain on derivative transactions                 13,013                -                  -              13,013
  Loan fees                                                  18,466                 629               -              19,095
  Other income                                                 -                  8,626               -               8,626
  Securities transactions                                      -                  2,111               -               2,111
                                                           --------            --------          --------          --------
Total other income                                          167,554              22,532            (8,945)          181,141
Other expenses                                              138,961              65,270               -             204,231
                                                           --------            --------          --------          --------
Income before provision for income taxes                     42,561              86,482            (8,945)          120,098
Provision for income taxes                                   17,663              34,660            (3,310)           49,013
                                                           --------            --------          --------          --------
Income before cumulative effect of accounting change         24,898              51,822            (5,635)           71,085
Cumulative effect of change in accounting
  principle, net of tax                                       4,731                -                 -                4,731
                                                           --------            --------          --------          --------
Net income                                                 $ 29,629            $ 51,822          $ (5,635)         $ 75,816
                                                           ========            ========          ========          ========

                                       6A

THE MORTGAGE COMPANY SELLS VARIOUS TYPES OF LOANS IN THE SECONDARY MARKET.

The following tables summarize loans sold and gross margins realized by the types of loan. The table does not reflect the unrealized gains or losses on derivative transactions (SFAS #133), nor the effect of the deferred loan costs or fees in accordance with SFAS #91.

                                QUARTER ENDED SEPTEMBER 30, 2003
                                        (000'S OMITTED)
                                          (UNAUDITED)
                        -----------------------------------------------
                                          NET REALIZED     NET REALIZED
         TYPE                VOLUME        GROSS GAIN      GROSS MARGIN
         ----              ----------     ------------     ------------
   Agency eligible         $3,148,492        $ 58,133          1.85%
   Government                 676,422          23,778          3.52%
   Jumbo                      170,972           1,687          0.99%
   Alt-A                    1,122,603          22,185          1.98%
   Sub prime                  101,222           3,526          3.48%
                           ----------        --------
     Total                 $5,219,711        $109,310          2.09%
                           ==========        ========

                                QUARTER ENDED JUNE 30, 2003
                                        (000'S OMITTED)
                                          (UNAUDITED)
                        -----------------------------------------------
                                          NET REALIZED     NET REALIZED
         TYPE                VOLUME        GROSS GAIN      GROSS MARGIN
         ----              ----------     ------------     ------------
   Agency eligible         $2,758,112        $ 65,595          2.38%
   Government                 459,744          18,503          4.03%
   Jumbo                      290,894           4,931          1.70%
   Alt-A                      716,399          19,958          2.79%
   Sub prime                  103,176           3,456          3.35%
                           ----------        --------
     Total                 $4,328,325        $112,443          2.60%
                           ==========        ========

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)


                                                        *******************************QUARTER ENDED*******************************
                                                        SEPTEMBER 30,     JUNE 30,     MARCH 31,     DECEMBER 31,   SEPTEMBER 30,
                                                              2003          2003         2003            2002           2002
                                                        ---------------------------------------------------------------------------
                                                                      (000's omitted, except per share and share data)
INTEREST INCOME:
  Loans                                                 $     81,640   $     82,451   $     83,854   $     86,445   $     79,552
  Securities available for sale                               11,067         12,044         12,865         15,457         20,761
  Federal funds sold                                             371            335            553            418            322
                                                        ------------   ------------   ------------   ------------   ------------
    Total interest income                                     93,078         94,830         97,272        102,320        100,635
                                                        ------------   ------------   ------------   ------------   ------------

INTEREST EXPENSE:
  Savings and escrow                                           2,560          2,971          3,131          3,751          4,285
  Certificates of deposits                                     7,586          7,562          7,858          9,014          9,837
  Money market and NOW                                         3,544          3,741          4,003          4,515          4,423
  Borrowed funds                                              28,131         27,198         28,473         29,549         29,821
                                                        ------------   ------------   ------------   ------------   ------------
  Total interest expense                                      41,821         41,472         43,465         46,829         48,366
                                                        ------------   ------------   ------------   ------------   ------------
    Net interest income                                       51,257         53,358         53,807         55,491         52,269

PROVISION FOR LOAN LOSSES                                      1,894          2,779            850           (985)         3,349
                                                        ------------   ------------   ------------   ------------   ------------
    Net interest income after provision for
    loan losses                                               49,363         50,579         52,957         56,476         48,920

OTHER INCOME (LOSS):
  Service and fee income                                       4,143          3,976          3,900          3,955          3,948
  Net gains on loan sales                                    104,728        111,723         87,838         78,923         55,293
  Unrealized gain (loss) on derivative transactions           (4,123)         1,107          4,357           (426)        14,033
  Loan fees                                                   15,718         13,472         11,460         10,092          7,252
  Other Income                                                 1,931          1,936          1,899          1,928          1,917
  Securities transactions                                         45             (2)           315         (2,506)         1,512
                                                        ------------   ------------   ------------   ------------   ------------
                                                             122,442        132,212        109,769         91,966         83,955

OTHER EXPENSES:
  Personnel                                                   31,961         28,971         26,067         25,126          9,905
  Commissions                                                 88,980         79,151         62,003         53,848         33,735
  Occupancy and equipment                                      5,757          5,455          5,175          4,935          4,079
  Amortization of intangible assets                              145            144            145            145            138
  FDIC Insurance                                                 143            139            145            136            131
  Data processing                                              2,046          1,853          1,830          1,674          1,643
  Marketing                                                    1,980          2,551          1,740          1,683          1,322
  Professional fees                                            4,462          4,277          5,274          3,823          2,978
  Other                                                       19,434         17,075         16,907         14,747         10,238
                                                        ------------   ------------   ------------   ------------   ------------
    Total other expenses                                     154,908        139,616        119,286        106,117         64,169
                                                        ------------   ------------   ------------   ------------   ------------
    Income before provision for income taxes                  16,897         43,175         43,440         42,325         68,706

  PROVISION FOR INCOME TAXES                                   7,074         18,907         17,997         17,763         28,230
                                                        ------------   ------------   ------------   ------------   ------------
    Income before cumulative effect of
      accounting change                                        9,823         24,268         25,443         24,562         40,476

    Cumulative effect of change in accounting
      principle, net of tax                                     --             --             --             --            4,731
                                                        ------------   ------------   ------------   ------------   ------------
    NET INCOME                                          $      9,823   $     24,268   $     25,443   $     24,562   $     45,207
                                                        ------------   ------------   ------------   ------------   ------------
                                                        ------------   ------------   ------------   ------------   ------------



EARNINGS PER SHARE AFTER CUMULATIVE
  EFFECT OF ACCOUNTING CHANGE:
  Basic                                                 $       0.18   $       0.45   $       0.46   $       0.45   $       0.81
  Fully Diluted                                         $       0.17   $       0.43   $       0.45   $       0.43   $       0.78

DIVIDENDS DECLARED PER SHARE                            $       0.14   $       0.13   $       0.13   $       0.13   $       0.12

STOCK CLOSING PRICE PER SHARE                           $      19.45   $      19.48   $      14.92   $      20.14   $      17.40

WEIGHTED AVERAGE - FULLY DILUTED SHARES
  Common Shares                                           90,260,624     90,260,624     90,260,624     90,260,624     90,260,624
  Less: Unallocated ESOP/RRP Shares                        4,855,520      4,855,520      4,968,700      5,073,993      5,181,972
  Less: Treasury Shares                                   29,118,682     29,110,878     28,243,146     27,721,717     27,504,031
                                                        ------------   ------------   ------------   ------------   ------------
                                                          56,286,422     56,294,226     57,048,778     57,464,914     57,574,621
                                                        ------------   ------------   ------------   ------------   ------------
                                                        ------------   ------------   ------------   ------------   ------------




                                       5B

AVERAGE BALANCES, NET INTEREST INCOME, YIELDS EARNED AND RATES PAID (UNAUDITED)

                                                                              THREE MONTHS ENDED SEPTEMBER 30,
                                                   --------------------------------------------------------------------------------
                                                                      2003                                       2002
                                                   ------------------------------------------  ------------------------------------
                                                                                  AVERAGE                                AVERAGE
                                                     AVERAGE                       YIELD/        AVERAGE                  YIELD/
                                                     BALANCE      INTEREST         COST          BALANCE      INTEREST     COST
                                                   ----------     --------      -----------    -----------   ---------   --------
                                                                               (000's omitted)
Interest-earning assets:
  Loans receivable (1):

    Real estate loans                              $5,517,857     $ 79,756         5.73%        $4,576,827    $ 77,382     6.71%
    Other loans                                       100,215        1,884         7.46%           106,516       2,170     8.09%
                                                   ----------     --------                      ----------    --------
      Total loans                                   5,618,072       81,640         5.77%         4,683,343      79,552     6.74%
  Securities (2)                                    1,095,944       11,067         4.01%         1,496,641      20,761     5.50%
  Other interest-earning assets (3)                   171,063          371         0.86%            81,017         322     1.57%
                                                   ----------     --------                      ----------    --------
      Total interest-earning assets                 6,885,079       93,078         5.36%         6,261,001     100,635     6.38%
                                                                  --------                                    --------
  Noninterest-earning assets                          675,902                                      537,595
                                                   ----------                                   ----------
      Total assets                                 $7,560,981                                   $6,798,596
                                                   ==========                                   ==========

Interest-bearing liabilities:
  Deposits:
    NOW and money market deposits                  $  882,922        3,544         1.59%           685,731       4,423     2.56%
    Savings and escrow accounts                     1,156,746        2,560         0.88%         1,032,947       4,285     1.65%
    Certificates of deposit                         1,193,811        7,586         2.52%         1,136,876       9,837     3.43%
                                                   ----------     --------                      ----------    --------

      Total deposits                                3,233,479       13,690         1.68%         2,855,554      18,545     2.58%
  Total borrowings                                  2,919,187       28,131         3.82%         2,748,914      29,821     4.30%
                                                   ----------     --------                      ----------    --------
      Total interest-bearing liabilities            6,152,666       41,821         2.70%         5,604,468      48,366     3.42%
                                                   ----------     --------                      ----------    --------
    Noninterest-bearing liabilities (4)               777,141                                      594,869
                                                   ----------                                   ----------
                                                   ----------                                   ----------
      Total liabilities                             6,929,807                                    6,199,337

  Stockholders' equity                                631,174                                      599,259
                                                   ----------                                   ----------
      Total liabilities and stockholders' equity   $7,560,981                                   $6,798,596
                                                   ----------                                   ----------
                                                   ----------                                   ----------
      Net interest-earning assets                 $  732,413                                    $  656,533
                                                   ----------                                   ----------
                                                   ----------                                   ----------
      Net interest income/interest rate spread                     $51,257         2.67%                      $ 52,269     2.95%
                                                                  --------       ------                       --------   ------
                                                                  --------       ------                       --------   ------
  Net interest margin                                                              2.95%                                   3.31%
                                                                                 ------                                  ------
                                                                                 ------                                  ------

  Ratio of average interest-earning assets
    to average interest-bearing liabilities                                      111.90%                                 111.71%
                                                                                 ------                                  ------
                                                                                 ------                                  ------

                                                                          NINE MONTHS ENDED SEPTEMBER 30,
                                                   --------------------------------------------------------------------------------
                                                                      2003                                       2002
                                                   ------------------------------------------  ------------------------------------
                                                                                  AVERAGE                                AVERAGE
                                                     AVERAGE                       YIELD/        AVERAGE                  YIELD/
                                                     BALANCE      INTEREST         COST          BALANCE      INTEREST     COST
                                                   ----------     --------      -----------    -----------   ---------   --------
                                                                               (000's omitted)
Interest-earning assets:
  Loans receivable (1):
    Real estate loans                              $5,287,968     $242,190         6.12%        $4,180,795    $218,563    6.99%
    Other loans                                       100,614        5,755         7.65%           106,172       6,627    8.35%
                                                   ----------     --------                      ----------    --------
      Total loans                                   5,388,582      247,945         6.15%         4,286,967     225,190    7.02%
  Securities (2)                                    1,077,759       35,976         4.46%         1,575,795      68,602    5.82%
  Other interest-earning assets (3)                   163,240        1,259         1.03%            88,063       1,020    1.55%
                                                   ----------     --------                      ----------    --------
      Total interest-earning assets                 6,629,581      285,180         5.75%         5,950,825     294,812    6.62%
                                                                  --------                                    --------
  Noninterest-earning assets                          641,362                                      479,564
                                                   ----------                                   ----------
      Total assets                                 $7,270,943                                   $6,430,389
                                                   ----------                                   ----------
                                                   ----------                                   ----------

Interest-bearing liabilities:
  Deposits:
    NOW and money market deposits                  $  844,052       11,288         1.79%        $  609,746      11,765    2.58%
    Savings and escrow accounts                     1,128,117        8,662         1.03%           982,074      13,686    1.86%
    Certificates of deposit                         1,136,321       23,006         2.71%         1,106,180      29,994    3.63%
                                                   ----------     --------                      ----------    --------
      Total deposits                                3,108,490       42,956         1.85%         2,698,000      55,445    2.75%
  Total borrowings                                  2,792,296       83,802         4.01%         2,584,847      86,340    4.47%
                                                   ----------     --------                      ----------    --------
      Total interest-bearing liabilities            5,900,786      126,758         2.87%         5,282,847     141,785    3.59%
                                                                  --------                                    --------
  Noninterest-bearing liabilities (4)                 743,019                                      569,328
                                                   ----------                                   ----------
      Total liabilities                             6,643,805                                    5,852,175
  Stockholders' equity                                627,138                                      578,214
                                                   ----------                                   ----------
      Total liabilities and stockholders' equity   $7,270,943                                   $6,430,389
                                                   ----------                                   ----------
                                                   ----------                                   ----------
      Net interest-earning assets                  $  728,795                                   $  667,978
                                                   ----------                                   ----------
                                                   ----------                                   ----------
      Net interest income/interest rate spread                    $158,422         2.88%                      $153,027    3.04%
                                                                  --------       -------                      --------  -------
                                                                  --------       -------                      --------  -------
  Net interest margin                                                              3.19%                                  3.44%
                                                                                 -------                                -------
                                                                                 -------                                -------
  Ratio of average interest-earning assets
    to average interest-bearing liabilities                                      112.35%                                112.64%
                                                                                 -------                                -------
                                                                                 -------                                -------

  ------------------
  (1) The average balance of loans receivable includes nonaccruing loans, interest on which is recognized on a cash basis and includes loans held for sale.
  (2) Securities include the Bank's investment in FHLB New York stock.
  (3) Includes money market accounts, Federal Funds sold, and interest-earning bank deposits.
  (4) Consists primarily of demand deposit accounts.

LOAN PORTFOLIO COMPOSITION - The following table sets forth the composition of the Company's loans held for investment portfolio at the dates indicated.






                                         SEPTEMBER 30, 2003       DECEMBER 31, 2002     INCREASE (DECREASE)
                                         ------------------       -----------------     -------------------
                                                                   (000's omitted)

                                                                     (unaudited)
Mortgage loans: (1)
  Single-family residential                  $2,629,677              $2,671,041              $(41,364)
  Multi-family residential                       69,080                  56,545                12,535
  Commercial real estate                        477,163                 418,708                58,455
  Construction and land                         172,193                 153,144                19,049
  Home equity                                    21,215                  19,032                 2,183
                                             ----------              ----------              --------
     Total mortgage loans                     3,369,328               3,318,470                50,858


Other loans: (2)
  Student loans                                     156                     228                   (72)
  Passbook loans                                  8,770                   8,692                    78
  Commercial business loans                      60,386                  62,777                (2,391)
  Other consumer loans                           10,314                  37,362               (27,048)
                                             ----------              ----------              --------
     Total other loans                           79,626                 109,059               (29,433)

                                             ----------              ----------              --------
     Total loans receivable                   3,448,954               3,427,529                21,425

Less:
  Premium (Discount) on loans purchased            (121)                  3,941                (4,062)
  Allowance for loan losses                     (24,038)                (22,773)               (1,265)
  Deferred loan costs                            17,798                  13,795                 4,003
                                             ----------              ----------              --------
     Loans receivable, net                    3,442,593               3,422,492                20,101
                                             ----------              ----------              --------
                                             ----------              ----------              --------

------------------

(1) Mortgage loans held for sale at September 30, 2003 and December 31, 2002, of $2.1 billion and $1.7 billion, respectively, are not included in this table.

(2) Other loans held for sale at September 30, 2003 of $21.0 million are not included in this table.

LOANS PAST DUE 90 DAYS OR MORE STILL ACCRUING AND NON-ACCRUING ASSETS. The following tables set forth information with respect to non-accruing loans, other real estate owned ("oreo") and repossessed assets and loans past due 90 days or more and still accruing.

                                                                            September 30, 2003      December 31, 2002
                                                                            ------------------      -----------------
                                                                                         (000'S OMITTED)
                                                                                           (UNAUDITED)
Non-Accruing Loans
  Mortgage loans:
    Single-family residential                                                    $17,131                  $11,942
    Multi-family residential                                                         -                        -
    Commercial real estate                                                         4,563                    2,687
    Construction and land                                                          2,547                    1,094
    Home equity                                                                      -                        -
  Other loans:
    Commercial business loans                                                        447                      797
    Other consumer loans                                                           1,164                      837
                                                                                 -------                  -------
      Total non-accrual loans                                                     25,852                   17,357
Other real estate owned and repossessed assets, net                                3,761                    9,681
                                                                                 -------                  -------
      Total non-accruing loan assets                                              29,613                   27,038

Loans past due 90 days or more and still accruing                                  3,525                    5,684
                                                                                 -------                  -------
  Non-accruing loans, OREO and repossessed assets and
    loans past due 90 days or more and still accruing                            $33,138                  $32,722
                                                                                 -------                  -------
                                                                                 -------                  -------

    Non-accruing loans, OREO and repossessed assets to
      total *HFI & **HFS loans                                                     0.54%                    0.53%
    Non-accruing loans, OREO and repossessed assets to total assets                0.39%                    0.39%
    Non-accruing loans to total *HFI & **HFS loans                                 0.47%                    0.34%
    Non-accruing loans to total assets                                             0.34%                    0.25%

  *  Held for Investment
  ** Held for Sale

DELINQUENT LOANS: The following table sets forth information concerning accruing but delinquent loans at the dates indicated. The amounts presented represent the total outstanding principal balances of the related loans held in portfolio and held fo sale loans, rather than the actual payment amounts which are past due.

                                                    SEPTEMBER 30, 2003                    DECEMBER 31, 2002
                                                 ------------------------             ------------------------
                                                                       (000's omitted)
90 DAYS OR MORE                                                          (unaudited)
---------------
Mortgage loans:
    Single-family residential                          $ 2,875                              $ 4,451
    Multi-family residential                               -                                    -
    Commercial real estate                                 -                                    -
    Construction and land                                  -                                    940
    Home equity                                            -                                    -
                                                       -------                              -------
        Total mortgage loans                             2,875                                5,391

Other loans:
    Commercial business loans                              598                                   41
    Other loans                                             52                                  252
                                                       -------                              -------
        Total other loans                                  650                                  293
                                                       -------                              -------
        Total                                            3,525                                5,684
                                                       -------                              -------
                                                       -------                              -------

                                                   SEPTEMBER 30, 2003                    DECEMBER 31, 2002
                                                 ------------------------             ------------------------
60-89 DAYS
----------
Mortgage loans:
    Single-family residential                          $ 5,778                              $ 6,699
    Multi-family residential                               -                                    -
    Commercial real estate                                  13                                  493
    Construction and land                                  495                                  465
    Home equity                                            200                                    8
                                                       -------                              -------
        Total mortgage loans                             6,486                                7,665

Other loans:
    Commercial business loans                              582                                  124
    Other loans                                            400                                  418
                                                       -------                              -------
        Total other loans                                  982                                  542
                                                       -------                              -------
        Total                                            7,468                                8,207
                                                       -------                              -------
                                                       -------                              -------


                                                   SEPTEMBER 30, 2003                    DECEMBER 31, 2002
                                                 ------------------------             ------------------------
30-59 DAYS
----------
Mortgage loans:
    Single-family residential                          $ 9,474                             $ 16,496
    Multi-family residential                               250                                  -
    Commercial real estate                               3,083                                3,646
    Construction and land                                2,182                                2,787
    Home equity                                            -                                     51
                                                       -------                              -------
        Total mortgage loans                            14,989                               22,980

Other loans:
    Commercial business loans                            2,810                                3,014
    Other loans                                          1,459                                1,523
                                                       -------                              -------
        Total other loans                                4,269                                4,537

                                                       -------                              -------
        Total                                           19,258                               27,517
                                                       -------                              -------
                                                       -------                              -------